Exhibit (b)(6)



                               FIFTH AMENDMENT TO
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "Amendment") is entered into as of August 23, 2006 by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Agent"), the Lenders party thereto and each of ADVANCED NUTRACEUTICALS, INC., a Texas corporation ("Parent"), BACTOLAC PHARMACEUTICAL INC., a Delaware corporation ("Bactolac"), and NIB, INC. (f/k/a ANI PHARMACEUTICALS, INC.), a Mississippi corporation ("NIB"; and together with Parent and Bactolac, each a "Borrower" and collectively, the "Borrowers"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

     A. WHEREAS, Agent, Lenders and Borrowers are parties to that certain Revolving Credit, Term Loan, Equipment Acquisition Term Loan and Security Agreement dated as of March 21, 2003 as amended by a First Amendment dated as of December 31, 2003, a Second Amendment dated March 23, 2004, a Third Amendment dated as of January 6, 2005 and a Fourth Amendment dated as of July 26, 2005 (as heretofore and hereafter amended, supplemented, modified and/or restated from time to time, collectively the "Agreement"), pursuant to which the Lenders made Advances and Loans to the Borrowers;

     B. WHEREAS, Parent desires to effect a reverse stock split that would result in (i) stockholders receiving one new share of Parent Common Stock for every 500 shares of Parent Common Stock that they own and (ii) stockholders receiving cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the reverse stock split at a rate of $4.00 per share on a pre-split basis (the "Reverse Stock Split"), and is intended to reduce the number of record holders of Parent's Common Stock to fewer than 300 so that Parent may terminate registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and suspend its reporting obligations under Section 13 of the Exchange Act following the Reverse Stock Split (the "Reverse Stock Split Transaction");

     C. WHEREAS, Parent desires to change its legal name from Advanced Nutraceuticals, Inc. to Bactolac Pharmaceutical, Inc. (the "Corporate Name Change");

     D. WHEREAS, in connection with the Reverse Stock Split Transaction and Corporate Name Change, the Parent has filed with the Securities and Exchange Commission (the "SEC") the following documents: (i) a Preliminary Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act filed on May 16, 2006, as amended by Amendment No. 1 filed on June 7, 2006, Amendment No. 2 filed on July 25, 2006 and Amendment No. 3 filed on August 8, 2006 (the "Preliminary Proxy Materials"); (ii) a Definitive Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act filed on August 23, 2006, with respect to an annual meeting of stockholders of the Parent to be held on September 8, 2006 (the "Definitive Proxy Materials"); and (iii) a Schedule 13E-3 Transaction Statement under Section 13(e) of the Exchange Act and Rule 13e-3 thereunder filed on June 7, 2006, as amended by Amendment No. 1 filed on July 25, 2006, Amendment No. 2 filed on August 8, 2006, and Amendment No. 3 filed on August 23, 2006 (the "Going Private Materials");

     E. WHEREAS, Borrowers have requested that Agent and Lenders agree: (i) to permit Parent to effect the 1-for-500 Reverse Stock Split, including the repurchase of shares of its Common Stock from Persons holding fewer than 500 of such shares at the effective time of the Reverse Stock Split Transaction (approximately 171,200 shares of Common Stock) at a maximum price of $4.00 per pre-split share and up to $1,000,000 in the aggregate for all shares so repurchased including costs and expenses arising from the Reverse Stock Split Transaction; and (ii) to permit Parent to change its legal name from "Advanced Nutraceuticals, Inc." to "Bactolac Pharmaceutical, Inc.";

     F. WHEREAS, in connection with the Reverse Stock Split Transaction, Borrowers have requested, among other things that the Revolving Lenders agree to increase the Facility Cap from $2,500,000 to $3,000,000 to provide financing for ongoing working capital and to pay expenses related to the Reverse Stock Split Transaction, if necessary, and the Revolving Lenders and Lenders, as applicable, have agreed to do so, subject to the terms and conditions of this Amendment; and

     G. WHEREAS, Borrowers have agreed with Agent and Lenders that, in connection with the Reverse Stock Split Transaction and the transactions contemplated thereby, other specified terms of the Agreement shall be amended as provided herein.

     NOW, THEREFORE, in consideration of the terms and conditions, premises and the other mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments.   The sections, definitions, schedules, annexes and
exhibits, as applicable, of and to the Agreement referenced and/or set forth below are hereby amended as follows:

     (a) Amendment to Facility Cap. The first "WHEREAS" clause in the recitals to the Agreement is deleted in the entirety and the following is substituted in place thereof:

          "WHEREAS, Borrowers have requested that Lenders make available to Borrowers (i) a revolving credit facility (the "Revolving Facility") in a maximum principal amount at any time outstanding of up to Three Million Dollars ($3,000,000) (the "Facility Cap"), and (ii) a term loan (the "Term Loan") in an aggregate maximum principal amount of up to Four Million Dollars ($4,000,000), the proceeds of which Revolving Facility and Term Loan shall be used solely (x) by Borrowers to finance the working capital needs of Borrowers in connection with their nutraceutical vitamin liquid and powder based products business (the "Business"); and (y) by the Parent to fund the Tender Offer Transaction and Reverse Stock Split Transaction, if necessary, in the case of each of (x) and (y), subject to the terms and conditions contained in this Agreement;

     (b) Amendments to Permit Reverse Stock Split Transaction.

          (i) Section 5.2 of the Agreement (Loan Documents and Acquisition Documents) is amended to add the phrase "and Reverse Stock Split Transaction Documents" after each reference to "Loan Documents" set forth therein.

          (ii) Section 5.13 of the Agreement (No Default; Solvency) is amended to add the following sentence after the end of the second sentence therein:

          "Each Borrower is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents (including, without limitation, the Advance that will be made on the Reverse Stock Split Borrowing Date), shall be solvent and able to meet its obligations and liabilities as they become due, and the assets of such Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower, and no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Borrower."

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
          (iii) Section 5.14 of the Agreement (Disclosure) is amended to add the following in between the second and third sentences set forth therein:

          "Borrowers shall deliver to Agent true and correct copies of all Reverse Stock Split Transaction Documents, which shall be attached as Exhibit A to the Fifth Amendment, together with all correspondence to or from the SEC, complaints or other proceedings brought by stockholders of Parent or other documentation in connection with the Reverse Stock Split Transaction. No Reverse Stock Split Transaction Document furnished to Agent by or on behalf of any Borrower, nor any representation or warranty made by any Borrower in any Reverse Stock Split Transaction Document, in any Loan Document or otherwise in connection with any Reverse Stock Split Transaction Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished."

          (iv) Section 7.5 of the Agreement (Dividends; Redemptions; Equity) is amended to delete subsection (b) thereof and to substitute the following in place thereof:

          "(b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that (x) such Borrower may redeem its capital stock from terminated employees, non-employee directors and consultants pursuant to, but only to the extent required under, the terms of the related employment or other compensation-related agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom, (y) Parent may consummate the Tender Offer Transaction in accordance with the terms and conditions set forth in this Agreement, which Tender Offer Transaction must be fully consummated on or before December 31, 2005 and must be on terms and conditions and pursuant to documentation satisfactory to Agent in its Permitted Discretion), and (z) Parent may consummate the Reverse Stock Split Transaction in accordance with the terms and conditions set forth in this Agreement, which Reverse Stock Split Transaction must be fully consummated on or before March 31, 2007 and must be on terms and conditions and pursuant to documentation satisfactory to Agent in its Permitted Discretion),"

          (v) Section 7.7 of the Agreement (Charter Documents; Fiscal Year; Dissolution; Use of Proceeds; Insurance Policies; Disposition of Collateral; Taxes; Trade Names) is amended to delete the period at the end of the last sentence set forth therein and to substitute the following in place thereof:

          " or (k) amend, modify, restate or change any term or provision of any Tender Offer Document or any Reverse Stock Split Transaction Document in a manner that would be adverse to Agent or any Lender."

          (vi) A new Section 7.11(B) of the Agreement (Reverse Stock Split Transaction) is added in the appropriate location:

     "7.11(B). Reverse Stock Split Transaction.

     (a) On the Reverse Stock Split Borrowing Date: (i) all conditions precedent to the consummation of the Reverse Stock Split Transaction as set forth in the Reverse Stock Split Transaction Documents shall have been satisfied; (ii) all consents and approvals of, and filings

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
          and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities (including, without limitation, the Securities and Exchange Commission and each applicable state securities authority) required in order to make or consummate the Reverse Stock Split Transaction in accordance with the terms of the Reverse Stock Split Transaction Documents shall have been made, obtained, given, received, filed or taken by Parent (or the appropriate Person) and shall be in full force and effect; and (iii) Parent shall be in compliance with all applicable laws (including, without limitation, applicable federal and state securities laws, Texas corporate law and other applicable corporate laws) governing the consummation or effectiveness of the Reverse Stock Split Transaction and shall have received all necessary approvals and taken all action necessary under such laws in order to make or consummate the Reverse Stock Split Transaction in accordance with the Reverse Stock Split Transaction Documents; and

     (b) Within three (3) Business Days following the Reverse Stock Split Borrowing Date (or such longer period following the Reverse Stock Split Borrowing Date as shall be acceptable to the Agent in its sole discretion), the Parent shall have: (i) utilized the proceeds from the Advance made on the Reverse Stock Split Borrowing Date to repurchase fractional shares of Parent's Common Stock that result from the Reverse Stock Split Transaction at a purchase price of $4.00 per pre-split share in accordance with the relevant requirements of the Reverse Stock Split Transaction Documents and all applicable laws; provided, however, that the amount paid or expended by the Borrowers in connection with the Reverse Stock Split Transaction shall not exceed $1,000,000 in the aggregate; and (ii) immediately following such purchase, retire all of the shares of Parent's Common Stock so repurchased."

     (c)  Amendments to Commitments and Financial Covenants.

     (i) Schedule A of the Agreement (Lenders/Commitments) is deleted in the entirety and Schedule A attached hereto is substituted in place thereof.

     (ii) Annex I of the Agreement (Financial Covenants) is amended to delete Paragraph 3 set forth therein and to substitute the following in place thereof:

     "3)  Capital Expenditures

          Borrowers shall not permit Capital Expenditures in the aggregate to exceed $900,000 in Borrowers' fiscal year ending September 30, 2006 and $950,000 in any fiscal year of the Borrowers thereafter."

     (iii) Annex I of the Agreement (Financial Covenants) is amended to delete Paragraph 4 set forth therein and to substitute the following in place thereof:

     "4)  Minimum EBITDA

          The EBITDA of the Borrowers on a consolidated basis for the twelve
     (12) month period ending on any date set forth in the table below shall not be less than the minimum amount set forth in the table below opposite such date:

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

                   Date                          Minimum EBITDA
---------------------------------------------------------------
June 30, 2006                                      $3,800,000
---------------------------------------------------------------
September 30, 2006                                 $4,150,000
---------------------------------------------------------------
December 31, 2006                                  $4,400,000
---------------------------------------------------------------
March 31, 2007                                     $4,600,000
---------------------------------------------------------------
June 30, 2007                                      $4,800,000
---------------------------------------------------------------
September 30, 2007                                 $5,000,000
---------------------------------------------------------------
December 31, 2007                                  $5,100,000
---------------------------------------------------------------
March 31, 2008                                     $5,200,000
---------------------------------------------------------------
June 30, 2008 and the last day of each calendar    $5,300,000"
quarter thereafter
---------------------------------------------------------------


     (d) Amendments to Definitions. Appendix A (Definitions) is amended to add the following definitions in the appropriate alphabetical order:

          (i) "Amended and Restated Disclosure Schedules" shall have the meaning given such term in Section 4 of the Fifth Amendment.

          (ii) "Fifth Amendment" shall mean the Fifth Amendment to Revolving Credit, Term Loan and Security Agreement entered into as of August 23, 2006 by and between Agent and Borrowers.

          (iii) "Reverse Stock Split Approval Date" shall mean the date upon which all of the following conditions shall have been and shall continue to be satisfied: (a) the Reverse Stock Split Transaction shall have been approved by Parent's Board of Directors and stockholders in accordance with applicable law; (b) Parent shall have obtained all consents, approvals, licenses, authorizations from third parties or governmental authorities and shall have made all filings, recordings and registrations with the SEC and all applicable state governmental authorities which are necessary in accordance with applicable law for the Reverse Stock Split Transaction; (c) Parent shall be in compliance with all applicable federal and state securities laws and Texas corporate laws governing the consummation or effectiveness of the Reverse Stock Split Transaction in accordance with the Reverse Stock Split Transaction Documents; and (d)(i) Parent shall have taken all action necessary for the valid execution, delivery and performance of all Reverse Stock Split Transaction Documents and the Reverse Stock Split Transaction; (ii) each Reverse Stock Split Transaction Document shall be a legal, valid and binding obligation of Parent, enforceable in accordance with its terms; and (iii) each Reverse Stock Split Transaction Document shall be in full force and effect.

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
          (iv) "Reverse Stock Split Transaction Borrowing Date" shall mean the date upon which all of the following conditions have been and shall continue to be satisfied and in any event on or before September 29, 2006: (a) the Reverse Stock Split Approval Date shall have occurred; and (b) all conditions set forth in Section 5(a) of the Fifth Amendment shall have been satisfied.

          (v) "Reverse Stock Split Transaction Documents" shall mean the Preliminary Proxy Materials (as defined in the Fifth Amendment), the Definitive Proxy Materials (as defined in the Fifth Amendment), the Going Private Materials (as defined in the Fifth Amendment) and all other agreements, documents and certificates governing, or relating to, the Reverse Stock Split Transaction, together with all schedules, exhibits, annexes, amendments, supplements or modifications thereto.

          (vi) "Reverse Stock Split Transaction" shall have the meaning given such term in the Recitals to the Fifth Amendment.

     SECTION 2. Commitment Fee. In consideration of the Agent's and Lenders' agreements hereunder, the Borrowers hereby agree to pay to the Agent for the benefit of the Revolving Lenders, a commitment fee equal to $10,000, which fee shall be fully earned and nonrefundable and shall be paid upon the Agent's and Lenders' execution of this Amendment.

     SECTION 3. Consent to Name Change. Subject to the receipt of all necessary approvals and consents from the Board of Directors and stockholders of Parent in accordance with applicable law, immediately following the consummation of the Reverse Stock Split Transaction, Parent will change its legal name to "Bactolac Pharmaceutical, Inc." pursuant to an amendment to its articles of incorporation in form and substance satisfactory to Agent, and, subject to such review, Agent consents to this name change. Upon the effectiveness of the name change from "Advanced Nutraceuticals, Inc." to "Bactolac Pharmaceutical, Inc.", all references to "Advanced Nutraceuticals, Inc." in the Agreement and other Loan Documents shall mean "Bactolac Pharmaceutical, Inc."

     SECTION 4. Conditions Precedent.   Upon receipt by Agent of each of the
following, this Amendment shall be deemed to be effective:

     (a) An original of this Amendment duly executed by each Borrower, and Agent shall have accepted and executed this Amendment;

     (b) Agent shall have received all fees, charges and expenses due and payable to Agent and Lenders pursuant to this Amendment, including, without limitation, the commitment fee described in Section 2 hereof;

     (c) Agent shall have received a written opinion of counsel for the Borrowers in form and content satisfactory to the Agent in its Permitted Discretion, addressed to the Agent and its counsel, and covering such matters related to the transactions contemplated hereby as the Agent may request (including, without limitation, as to authority, existence, incumbency and enforceability);

     (d) Agent shall have received updated, true and accurate disclosure schedules to the Agreement (the "Amended and Restated Disclosure Schedules"), which Amended and Restated Disclosure Schedules must be in form and substance satisfactory to Agent in its sole discretion and shall be attached hereto as
Exhibit 4(d); and


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
     (e) Agent shall have received a certificate of the corporate secretary or assistant secretary of each Borrower dated as of the date of this Amendment as to the incumbency and signature of the Persons executing this Fifth Amendment and the Loan Documents on behalf of such Borrower, in the form attached hereto as Exhibit 4(e).

     SECTION 5. Conditions Subsequent.   Borrowers shall deliver to Agent the
following documents and other items, each, satisfactory (in form and substance, as applicable) to Agent in Agent's sole discretion, duly executed where appropriate by authorized representatives of Borrowers and all other parties thereto, as the case may be, on or before the dates set forth below (any failure by the Borrowers to fully and timely satisfy any of the conditions set forth below shall constitute an Event of Default):

     (a) On the Reverse Stock Split Transaction Borrowing Date, prior to the issuance of the Advance under the Revolving Facility in accordance with Section
2.4 of the Agreement, Borrowers shall deliver to Agent all of the following:

     (i) a Borrowing Certificate in form and substance satisfactory to Agent, and attached hereto as Exhibit 5(a)(i) and all conditions to lending set forth in Section 4.2 of the Agreement shall have been satisfied;

     (ii) a written opinion of counsel for Borrowers in form and content satisfactory to Agent in its Permitted Discretion, addressed to the Agent and its counsel, and covering such matters related to the transactions contemplated by the Reverse Stock Split Transaction as the Agent may request, including, without limitation, as to the following: (a) the validity and enforceability of all Reverse Stock Split Transaction Documents and the Reverse Stock Split Transaction; (b) the due authorization and approval of the Reverse Stock Split Transaction by Parent's Board of Directors and stockholders in accordance with applicable law; (c) Parent's receipt of all consents, approvals, licenses and authorizations from third parties and governmental authorities and Parent's filing of all recordings, registrations and documents with the SEC and all applicable state securities authorities which are necessary in accordance with applicable law for the Reverse Stock Split Transaction; (d) no actions, suits, proceedings or other investigations pending or, to counsel's knowledge, threatened that seek to affect the completion of the Reverse Stock Split Transaction; and (e) that all of the Reverse Stock Split Transaction Documents comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the SEC thereunder;

     (iii) true and correct copies of the Reverse Stock Split Transaction Documents, including any and all correspondence to or from the SEC, complaints or other proceedings brought by stockholders of Parent or other documentation in connection with the Reverse Stock Split Transaction, and all terms and conditions thereof shall be satisfactory to the Agent; and

     (iv) a compliance certificate of Borrowers' chief financial officer in the form of Exhibit 5(a)(iv) attached hereto, together with such additional documents and information as Agent may request, in its Permitted Discretion, stating that such person has reviewed the relevant terms of the Loan Documents and that before and after giving effect to the Reverse Stock Split Borrowing Date and the Reverse Stock Split Transaction: (a) no Default or Event of Default has occurred or is continuing; (b) Borrowers have EBITDA for the twelve (12) consecutive months ending on such date of at least $3,800,000; and (c) the representations and warranties contained in the Loan Documents are true and correct in all material respects.

     (b) Within 20 days of the Reverse Stock Split Transaction Borrowing Date, Agent shall have received all amendments, modifications and supplements to Parent's certificate of incorporation, all of which shall be in form and substance satisfactory to Agent in its Permitted Discretion.


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
         (c) Within 3 days of the Reverse Stock Split Transaction Borrowing Date, Agent shall have received all amendments, modifications and supplements to the Reverse Stock Split Transaction Documents and any other documents, forms or schedules required to be filed with the SEC to terminate registration under the Exchange Act and suspend Parent's reporting obligations under Section 13 of the Exchange Act and to terminate listing or quotation on the Over-the-Counter Bulletin Board.

     SECTION 6. Agreement in Full Force and Effect as Amended.   Except as
specifically amended hereby, the Agreement and other Loan Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended. This Amendment shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein and therein in full. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Loan Document or any other document or instrument to the Agreement shall mean and be a reference to the Agreement as amended and modified by this Amendment. Each reference in the Agreement and/or other Loan Documents or any other document or instrument to any Loan Documents or words of similar import shall mean and be a reference to the Loan Documents as amended hereby.

     SECTION 7. Representations. Each Borrower hereby represents and warrants to Agent as follows as of the date hereof and as of the Reverse Stock Split Borrowing Date: (i) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment, each Loan Document and each Reverse Stock Split Transaction Document to which it is a party, and the consummation of the transactions contemplated thereby, are within its powers, have been duly authorized, and (A) do not contravene (1) its articles of incorporation or other organizational documents, or (2) any applicable law, and
(B) do not result in, create or trigger any dissenters or appraisal rights under any Borrower's articles of incorporation or other organizational documents;
(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it; (iv) this Amendment has been duly executed and delivered by it; (v) this Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity;
(vi) it is in compliance with all covenants and agreements in the Loan Documents and it is not in default under the Agreement or any other Loan Document and no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment, including, without limitation, any violation or breach of or Event of Default with respect to Annex I of the Agreement, including as amended hereby, and (vii) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date.

     SECTION 8. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT AND THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, THE LENDERS AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ALL POSSIBLE CLAIMS, DEMANDS,

ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED THAT ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

     SECTION 9. Miscellaneous.

     (a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Agreement or any other Loan Document or any right, power or remedy of Agent, nor constitute a waiver of any provision of the Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to Agent whether under the Agreement, other Loan Documents, at law or otherwise.

     (b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

     (c) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Agreement or the applicable Loan Document. This Amendment shall be considered part of the Agreement and shall be a Loan Document for all purposes under the Agreement and other Loan Documents.

     (d) This Amendment, the Agreement, and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof. If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.


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
     (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

     (f) No Borrower may assign, delegate or transfer this Amendment or any of its rights or obligations hereunder or thereunder and any delegation, transfer or assignment in violation hereof shall be null and void. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower or any other Person other than Agent and each Lender. Nothing contained in this Amendment shall be construed as a delegation to Agent of Borrowers' duties of performance, including, without limitation, any duties under any account or contract in which Agent has a security interest or Lien. This Amendment shall be binding upon Borrowers and Agent and Lenders and their respective successors and permitted assigns. Agent's and Lenders' ability to assign, sell or transfer all of any part of this Amendment and shall be governed by the Agreement.

     (g) Each Borrower hereby (i) consents to the execution and delivery of this Amendment by the other Borrowers, (ii) agrees that this Amendment and shall not limit or diminish the obligations of the subject Borrower under the Loan Documents, (iii) reaffirms its obligations under each of the Loan Documents to which it is a party, and (iv) agrees that each of such Loan Documents remain in full force and effect and are hereby ratified and confirmed. All representations and warranties made in this Amendment and shall survive the execution and delivery of this Amendment and no investigation by Agent shall affect such representations or warranties or the right of Agent to rely upon them.

     (h) Each Borrower shall execute and deliver such other documents, certificates and/or instruments and take such other actions as Agent may reasonably request in order more effectively to consummate the transactions contemplated hereby.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                                SIGNATURE PAGE TO
      FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Fifth Amendment To Revolving Credit, Term Loan And Security Agreement to be executed by their respective officers thereunto duly authorized, and to be effective as of the date first written above.

BORROWERS:                        ADVANCED NUTRACEUTICALS, INC.,
                                  a Texas corporation


                                  By: /s/ Jeffrey G. McGonegal
                                      ------------------------
                                  Name: Jeffrey G. McGonegal
                                  Title: Senior Vice President - Finance

                                  BACTOLAC PHARMACEUTICAL INC.,
                                  a Delaware corporation


                                  By: /s/ Jeffrey G. McGonegal
                                      ------------------------
                                  Name: Jeffrey G. McGonegal
                                  Title: Vice President

                                  NIB, INC. (f/k/a/ ANI PHARMACEUTICALS, INC.), a Mississippi corporation


                                  By: /s/ Jeffrey G. McGonegal
                                      ------------------------
                                  Name: Jeffrey G. McGonegal
                                  Title: President

AGENT AND LENDER:                 CAPITALSOURCE FINANCE LLC, a Delaware limited
                                  liability company



                                  By: /s/ Shaila Lakhani Ohri
                                      -----------------------
                                  Name: Shaila Lakhani Ohri
                                  Title: Senior Counsel

                                    EXHIBIT A
                                    ---------

                   (Reverse Stock Split Transaction Documents)

                                  EXHIBIT 4(d)
                                  ------------

                   (Amended and Restated Disclosure Schedules)

                                  EXHIBIT 4(e)
                                  ------------

                    Secretary/Assistant Secretary Certificate

             [_________________________________________ ]CERTIFICATE

                            [INSERT NAME OF BORROWER]

     The undersigned, ___________________________, hereby certifies that he is the _________________________________ of _________________ (the "Company"), and
that he makes this certificate on behalf of the Company in connection with and pursuant to Section 3 of the Fifth Amendment to the Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (the "Fifth Amendment") between the Company, as borrower thereunder, the other Borrowers, CapitalSource Finance LLC, a Delaware limited liability company as administrative agent and collateral agent for Lenders (in such capacities, the "Agent"), and the Lenders (as defined therein), and further certifies to Agent and Lenders as follows:

     1. The Certificate of Incorporation of the Company and all amendments thereto (as so amended, the "Certificate of Incorporation") and Bylaws of the Company, true and correct copies of which were previously delivered in certified form to Agent on or about ________ pursuant to the Revolving Credit, Term Loan, Equipment Acquisition Term Loan, and Security Agreement dated March 21, 2003 (as amended through the date hereof, the "Loan Agreement"), by and between Company, Agent and Lenders have not been amended, restated, modified or revoked, and remain in full force and effect, and no amendment or other document relating to or affecting the Certificate of Incorporation or Bylaws of the Company has been filed in the office of the Secretary of State of the State of _____________________ and no action has been taken by the Company, its Shareholders, directors, members, owners, partners, interest holders or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

     2. Attached hereto as Exhibit A are true, complete and correct copies of all resolutions adopted by the Board of Directors of the Company, adopted by unanimous written consent on _______, 2006, relating to, among other things, the authorization, execution, delivery and performance of the Fifth Amendment and other Loan Documents (as defined in the Loan Agreement) and all other agreements and documents to be executed in connection therewith (collectively, with the other Loan Documents, the "Documents") and the consummation of the transactions contemplated thereby and therein. Such resolutions were duly and validly adopted by written consent of the Board of Directors. All such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification or revocation, and no other resolutions or action by the Board of Directors of the Company or any committee thereof have been adopted relating to the authorization, execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby and therein.

     3. Each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company, as the case may be, who holds the office or position set forth opposite such individual's name, and the specimen signature written opposite each such officer's, name is such officer's genuine signature. The officers listed below have signed the Fifth Amendment and the Loan Documents to which the Company is a party and each of them is, as of the date hereof, and was at the time of such signing and delivery, duly elected or appointed and duly qualified and acting as an officer of the Company having the power to bind the Company and duly authorized to sign on behalf of the Company. The signature of each such person appearing on such documents is his or her genuine signature.

NAME                                TITLE                    SIGNATURE
----                                -----                    ---------


-------------------------- ------------------------- -----------------------


-------------------------- ------------------------- -----------------------


-------------------------- ------------------------- -----------------------

     4. From the date hereof until the Company notifies Agent in writing to the contrary, each of the following named individuals shall be a duly elected or appointed, qualified and acting officer of the Company, as the case may be, holding the office or position set forth opposite such individual's name. The specimen signature written opposite each such officer's name is such officer's genuine signature. From the date hereof until the Company notifies Agent in writing to the contrary, the persons listed below (i) are and shall be duly authorized to sign and deliver any and all Loan Documents and other documents, certificates and instruments with respect to or relating to the Loans or Obligations or transactions contemplated by the Loan Documents,
          (ii) shall be, as of the date of such signing and delivery, duly elected or appointed and duly qualified and acting as an officer of the Company, and (iii) shall have the power and authority to bind the Company.

NAME                                TITLE                    SIGNATURE
----                                -----                    ---------


-------------------------- ------------------------- -----------------------


-------------------------- ------------------------- -----------------------


-------------------------- ------------------------- -----------------------

     All capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                    Signature Page to ______________ Certificate

     IN WITNESS WHEREOF, the undersigned has caused this _____________________________ Certificate to be executed as of this day _____ of
_______________, 2006.

                                          [INSERT NAME OF BORROWER]


                                          By:____________________________
                                          Name:
                                          Title:


     I, ____________________, as _______________________ of the Company, do
hereby certify on behalf of the Company that ______________________ is the duly elected or appointed, qualified and acting __________________________________ of the Company and that the signature set forth above is the genuine signature of such person.

     IN WITNESS WHEREOF, the undersigned has caused this Incumbency Certificate to be executed as of this day of _________, 2006.


                                 ---------------------------------------
                                 Name:     Gregory Pusey
                                 Title:    President and Chief Executive Officer

                                 EXHIBIT 5(a)(i)
                                 ---------------

                              Borrowing Certificate

              REVERSE STOCK SPLIT TRANSACTION BORROWING CERTIFICATE

                               DATED AS OF _______, 200_

     ADVANCED NUTRACEUTICALS, INC. a Texas corporation, BACTOLAC PHARMACEUTICAL INC., a Delaware corporation, and NIB, INC. (f/k/a ANI PHARMACEUTICALS, INC.), a Mississippi corporation (each sometimes referred to herein as a "Borrower" and collectively as the "Borrowers"), by the undersigned duly authorized officer(s), hereby certify to Agent and Lenders, in accordance with the Revolving Credit, Term Loan, Equipment Acquisition Term Loan and Security Agreement dated as of March 21, 2003, as amended, including as amended by a First Amendment dated as of December 31, 2003, a Second Amendment dated as of March 23, 2004, a Third Amendment dated as of January 6, 2005, a Fourth Amendment dated as of July 26, 2005 and a Fifth Amendment dated as of _______, 2006, between Borrowers, CapitalSource Finance LLC, as a Lender and administrative, payment and collateral agent for the Lenders (in such capacities, "Agent"), and certain other Lenders party thereto from time to time (as further amended, supplemented or modified from time to time, the "Loan Agreement"; all capitalized terms not defined herein have the meanings given them in the Loan Agreement), and other Loan Documents that:

     A.   Borrowing Base and Compliance
          -----------------------------

     Pursuant to the Loan Documents, each Borrower granted a lien on its Collateral, including all of its Accounts and Inventory, to Agent, for its benefit and the benefit of Lenders. The amounts, calculations and representations set forth in this Reverse Stock Split Transaction Borrowing Certificate and on the attachments hereto are true and correct in all respects and were determined in accordance with the Loan Agreement and GAAP. All of the Accounts and Inventory referred to (other than those entered as ineligible on Schedule 1) are Eligible Receivables or Eligible Inventory, as applicable.

     Attached are the following: (i) report with detailed aging and categorizing of Borrowers' accounts receivable, (ii) a summary of accounts payable aging for all Borrowers, (iii) an inventory listing for all Borrowers, (iv) a sales report for all Borrowers, (v) a collections report for all Borrowers, (vi) a credit memo report for all Borrowers, (vii) a reconciliation of accounts receivable, accounts payable and inventory to Borrowers' general ledger, and (viii) supporting documentation with respect to the amounts, calculation and representations set forth herein, on Schedule 1 hereto and in the foregoing attachments as required pursuant to the Loan Agreement and/or as requested by Agent in its Permitted Discretion.

     B.   Borrowing Notice
          ----------------

     (1) In accordance with Sections 2.4 and 4.2(a) of the Loan Agreement and the terms and provisions of the Fifth Amendment, Borrowers hereby irrevocably request from Lenders an Advance under the Revolving Facility pursuant to the Loan Agreement in the aggregate principal amount of $_________ ("Requested Advance") to be made on _________________, 200_, which day is a Business Day and is the Reverse Stock Split Transaction Borrowing Date in accordance with the Loan Agreement.

     (2) Immediately after giving effect to the Requested Advance, the aggregate outstanding principal amount of Advances will not exceed the lesser of (i) the Availability and (ii) the Facility Cap in existence on the Borrowing Date.

     (3) Each Borrower certifies to Agent and Lenders as of the Reverse Stock Split Transaction Borrowing Date (I) to the solvency of each Borrower after giving effect to the Requested Advance and the transactions contemplated by the Loan Documents, and (II) as to each Borrower's financial resources and ability to meet its respective obligations and liabilities as they become due, to the effect that as of the Reverse Stock Split Borrowing Date and after giving effect to the Requested Advance and the transactions contemplated by the Loan
Documents: (a) the assets of each Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower; and (b) no unreasonably small capital base with which to engage in its anticipated business exists with respect to any Borrower.

     (4) All conditions and provisions of Section 4.1 (if applicable), Section
4.2 and Section 7.11 of the Loan Agreement and Section 4 of the Fifth Amendment are as of the date hereof, and will be as of the Reverse Stock Split Transaction Borrowing Date, fully satisfied.

     (5) Attached hereto are all consents, approvals and agreements from third parties including, without limitation, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities (including, without limitation, the Securities and Exchange Commission and each applicable state securities authority) necessary or desirable with respect to the Reverse Stock Split Transaction and the Reverse Stock Split Transaction Borrowing Date.

     (6) The certifications, representations, calculations and statements herein will be true and correct as of the date hereof and on the Reverse Stock Split Transaction Borrowing Date.

     (7) To the best of Borrower's knowledge, no recoupments and/or recoupments of any third-party payor are being sought, requested or claimed, or, to Borrower's knowledge, threatened against any Borrower or any Borrower's Affiliates except the following amounts: ___________.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    Signature Page to Borrowing Base Certificate


     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

ADVANCED NUTRACEUTICALS, INC.                BACTOLAC PHARMACEUTICAL INC.

By:                                          By:
    ---------------------------------              -----------------------------
Name:                                        Name:
     -------------------------------                ---------------------------
Title:                                       Title:
      ------------------------------                 --------------------------


NIB, INC.

By: _________________________________
Name:_______________________________
Title:________________________________

                                EXHIBIT 5(a)(iv)
                                ----------------


                             COMPLIANCE CERTIFICATE

     The undersigned, in connection with the Revolving Credit, Term Loan, Equipment Acquisition Term Loan and Security Agreement dated as of March 21, 2003 as amended by a First Amendment dated as of December 31, 2003, a Second Amendment dated March 23, 2004, a Third Amendment dated January 6, 2005, a Fourth Amendment dated as of July 26, 2005 and a Fifth Amendment dated as of _______, 2006 (as heretofore and hereafter amended, supplemented, modified and/or restated from time to time, collectively the "Loan Agreement"), by and between Advanced Nutraceuticals, Inc., Bactolac Pharmaceutical Inc. and NIB, Inc., as Borrowers, and CapitalSource Finance LLC, as agent for itself and the other Lenders party thereto (capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement), does hereby certify that I have reviewed the relevant terms of the Loan Documents and that before and after giving effect to the Reverse Stock Split Transaction Borrowing Date and the Reverse Stock Split Transaction:



     1. No Default or Event of Default has occurred or is continuing under the Loan Documents;

     2. Borrowers have EBITDA for the twelve (12) consecutive months ending on the Reverse Stock Split Transaction Borrowing Date of at least $3,800,000; and

     3.   The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of ______, 2006.

                                 ADVANCED NUTRACEUTICALS, INC.

                                 By:
                                        ---------------------------------
                                 Name:  Jeffrey G. McGonegal
                                 Title:    Senior Vice President - Finance

                                 BACTOLAC PHARMACEUTICAL INC.

                                 By:
                                        ---------------------------------
                                 Name:  Jeffrey G. McGonegal
                                 Title:    Treasurer

                                 NIB, INC.

                                 By:
                                        ---------------------------------
                                 Name:  Jeffrey G. McGonegal
                                 Title:    Treasurer

                                   SCHEDULE A
                               Lenders/Commitments


Revolving Lenders                                           Revolving Commitment
--------------------------------------------------------------------------------
CapitalSource Finance LLC                                        $3,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:  Corporate Finance Group, Portfolio Manager
Telephone:  (301) 841-2700
FAX:  (301) 841-2360
E-Mail: rdailey@capitalsource.com

Wire Instructions:

Bank:           Bank of America, Baltimore, MD
Account:        003930559738
ABA:            052001633
Account Name:   CapitalSource Funding LLC
Reference:      Advanced Nutraceuticals, Inc.
--------------------------------------------------------------------------------
Total:                                                           $3,000,000
================================================================================



Term Lenders                                                Term Loan Commitment
--------------------------------------------------------------------------------
CapitalSource Finance LLC                                        $4,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:  Corporate Finance Group, Portfolio Manager
Telephone:  (301) 841-2700
FAX:  (301) 841-2360
E-Mail:  rdailey@capitalsource.com

Wire Instructions:

Bank:           Bank of America, Baltimore, MD
Account:        003930559738
ABA:            052001633
Account Name:   CapitalSource Funding LLC
Reference:      Advanced Nutraceuticals, Inc.
--------------------------------------------------------------------------------
Total:                                                           $4,000,000
================================================================================